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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-29641, No. 333-65321, No. 333-78937, No. 333-70116, No.333-123255, No. 333-135237, No. 333-141567, No. 333-150929, No. 333-163544, No. 333-175896, No. 333-187137, and No. 333-194360) and on Form S-3 (No. 333-160974) of Keurig Green Mountain, Inc. of our report dated November 19, 2014 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 19, 2014

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM